Exhibit 99.B(h)(2)(d)

AMENDMENT NO. 3 TO THE

ADMINISTRATION AND FUND ACCOUNTING AGREEMENT

AMENDMENT made as of May 21, 2015 to that certain to Administration and Fund Accounting Agreement entered into as of June 1, 2006, as amended (“Agreement”) by and between (i) The Victory Portfolios and The Victory Variable Insurance Funds, both Delaware statutory trusts (each, a ‘Trust” and, together, the “Trusts”) on behalf of those investment company portfolios listed on Schedule D which may be amended from time to time (each, a “Fund” and, together, the “Funds”) in the case of both the Trusts and the Funds, individually and not jointly and (ii) VICTORY CAPITAL MANAGEMENT INC. (“VCM”), a New York corporation. All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, the Board of Trustees of the Trusts and Compass EMP Funds Trust desire to add Compass EMP Funds Trust to the terms of the Agreement on the same terms that apply to the Trusts; and

WHEREAS, VCM desires to act as administrator and fund accountant of certain investment company portfolios of Compass EMP Funds Trust.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intended to be legally bound, VCM, the Trusts and Compass EMP Funds Trust hereby agree as follows:

1.              (a) Compass EMP Funds Trust is hereby added as a party to the Agreement and shall be considered a “Trust” in accordance with the terms of the Agreement; (b) the definition of the “Funds” which currently refers to the portfolios of The Victory Portfolios and The Victory Variable Insurance Funds is expanded to include the portfolios of Compass EMP Funds Trust listed on Schedule D from time to time.

2.              A new Section 30 of the Agreement is added as follows:

30.                               About Compass EMP Funds Trust

The name “Compass EMP Funds Trust” refers to the Trust created under a Certificate of Trust filed at the office of the State Secretary of Delaware. The obligations of “Compass EMP Funds Trust” entered into in the name or on behalf thereof by any of the Trustees, representatives or agents thereof are made not individually but in such capacities, and are not binding upon any of the Trustees, Shareholders, representatives or agents of the Trust personally, but bind only the Trust Property (as defined in the Trust Instrument), and all persons dealing with any class of Shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust. The Trust has entered into this Agreement with respect to some or all of its Funds individually, and jointly. The rights and obligations of the Trust described in this Agreement apply to each individual Fund. No Fund shall have any liability for any costs or expenses incurred by any other Fund. In seeking to enforce a claim against any

Fund, VCM shall look to the assets only of that Fund and not to the assets of any other Fund.

3.              Schedule D to the Agreement is hereby deleted in its entirety and replaced with the Schedule D attached hereto;

4.              Section 18 is hereby replaced in its entirety as follows:

Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address: Michael Policarpo, 4900 Tiedeman Road, Brooklyn, OH 44144; and Jay G. Baris, Morrison & Foerster LLP, 250 West 55th Street, New York, New York 10019; or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

5.              Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms.

[signature page follows]

Please confirm your agreement with the foregoing by signing and returning the enclosed copy of this letter, following which this will be a legally binding agreement between us as of May 1, 2015.

Very truly yours,

The Victory Portfolios

		By:	/s/ Christopher K. Dyer
Name: Christopher K. Dyer
Title: President
Date: May 21, 2015

The Victory Variable Insurance Funds

		By:	/s/ Christopher K. Dyer
Name: Christopher K. Dyer
Title: President
Date: May 21, 2015

Compass EMP Funds Trust

		By:	/s/ Christopher K. Dyer
Name: Christopher K. Dyer
Title: President
Date: May 21, 2015

Accepted and Agreed:

Victory Capital Management Inc.

By:	/s/ Michael Policarpo
Name: Michael Policarpo
Title: Chief Financial Officer
Date: May 21, 2015

SCHEDULE D
TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
 BETWEEN VCM, THE VICTORY PORTFOLIOS,
THE VICTORY VARIABLE INSURANCE FUNDS

AND COMPASS EMP FUNDS TRUST

TRUSTS AND FUNDS

The Victory Portfolios

1.              Balanced Fund, Classes A, C, I and R Shares

2.              Diversified Stock Fund, Classes A, C, I, R, R6 and Y Shares

3.              Dividend Growth Fund, Classes A, C, I, R and Y Shares

4.              Emerging Markets Small Cap Fund, Classes A, C, I and Y Shares

5.              Established Value Fund, Classes A, I, R, R6 and Y Shares

6.              Fund for Income, Classes A, C, I, R and Y Shares

7.              Global Equity Fund, Classes A, C and I Shares

8.              Integrity Mid-Cap Value Fund, Classes A, and Y Shares

9.              Integrity Micro-Cap Equity Fund, Classes A, C, R, and Y Shares

10.       Integrity Micro-Cap Equity Fund, Classes A, C, R, and Y Shares

11.       Integrity Small/Mid-Cap Value Fund, Classes A, and Y Shares

12.       International Fund, Classes A, C, I, R6 and Y Shares

13.       International Select Fund, Classes A, C, I and Y Shares

14.       Investment Grade Convertible Fund, Classes A and I Shares

15.       Large Cap Growth Fund, Classes A, C, I, R and Y Shares

16.       Munder Emerging Markets Small-Cap Fund, Classes A and Y Shares

17.       Munder Growth Opportunities Fund, Classes A, C, R and Y Shares

18.       Munder Index 500 Fund, Classes A, R and Y Shares

19.       Munder International Fund-Core Equity, Classes A, C, I and Y Shares

20.       Munder International Small-Cap Fund, Classes A, C, I, R6 and Y Shares

21.       Munder Mid-Cap Core Growth Fund, Classes A, C, R, R6, and Y Shares

22.       Munder Small Cap Growth Fund, Classes A, I, and Y Shares

23.       Munder Total Return Bond Fund, Classes A, C, and Y Shares

24.       National Municipal Bond Fund, Classes A and Y Shares

25.       Ohio Municipal Bond Fund, Class A Shares

26.       Select Fund, Classes A and I Shares

27.       Small Company Opportunity Fund, Classes A, I, R and Y Shares

28.       Special Value Fund, Classes A, C, I, R and Y Shares

The Victory Variable Insurance Funds

1.              Diversified Stock Fund

D-1

Compass EMP Funds Trust

1.              Compass EMP US High Dividend 100 Volatility Weighted Fund

2.              Compass EMP US EQ Income 100 Enhanced Volatility Weighted Fund

As of May 21, 2015

D-2